As filed with the Securities and Exchange Commission on August 16, 2017
Registration No. 333-199092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________

CARDIOME PHARMA CORP.
(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1441 Creekside Drive, 6th floor
Vancouver, British Columbia, V6J 4S7, CANADA
(Address of Registrant’s principal executive offices)

Cardiome Pharma Corp. 2014 Restricted Share Unit Plan / Cardiome Pharma Corp. Amended Restricted Share Unit Plan
(Full title of plan)

Correvio LLC
3 Dickinson Drive
Suite 101, Building 4
Chadds Ford, PA 19317
(Name, Address and Telephone Number of Agent for Service)
________________________________

Copy to:
Riccardo Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of ”large accelerated filer, ““accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [X]

Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]

EXPLANATORY NOTE

On October 1, 2014, Cardiome Pharma Corp. , a Canadian corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-199092) registering 100,000 common shares (the “Common Shares”), for issuance in accordance with the terms of Registrant’s Cardiome Pharma Corp. 2014 Restricted Share Unit Plan. On May 18, 2017, the Registrant’s Board of Directors approved, subject to shareholder approval at the June 20, 2017 Annual General and Special Meeting of Shareholders, the amendment and restatement of the Cardiome Pharma Corp. 2014 Restricted Share Unit Plan as the Cardiome Pharma Corp. Amended Restricted Share Unit Plan. On June 20, 2017, shareholders approved the adoption of the Cardiome Pharma Corp. Amended Restricted Share Unit Plan.

The purpose of this Post-Effective Amendment No. 1 to Registration Statement No. 333-199092 (the “Post-Effective Amendment”) is to reflect the amendment and restatement of the Cardiome Pharma Corp. 2014 Restricted Share Unit Plan and its name change to the “Cardiome Pharma Corp. Amended Restricted Share Unit Plan.”

Item 8.	Exhibits.
The following exhibits are filed as part of this Post-Effective Amendment.
Exhibit No.	Description
24.1(1)	Power of Attorney.
____________________________
(1)	Incorporated by reference to the Registrant's Registration Statement on Form S-8, filed with the Commission on October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Canada, on August 16, 2017.

CARDIOME PHARMA CORP.

By:	/s/ William Hunter
	Name:	William Hunter
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 16, 2017.

Signature	Title

/s/ William Hunter	Chief Executive Officer and Director
William Hunter

/s/ Justin Renz	Chief Financial Officer
Justin Renz

*	Chairman
W. James O'Shea

*	Director
Richard M. Glickman

Director
Mark H. Corrigan

Director
Arthur H. Willms

/s/ Robert J. Meyer	Director
Robert J. Meyer

* By:	/w/ William Hunter
William Hunter
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Cardiome Pharma Corp. and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on August 16, 2017.

CARDIOME, INC. (Authorized U.S. Representative)

By:	/w/ William Hunter
	Name:	William Hunter
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney.

____________________________
(1)	Incorporated by reference to the Registrant's Registration Statement on Form S-8, filed with the Commission on October 1, 2014.